EXHIBIT 4.1

SECOND AMENDMENT TO CREDIT AGREEMENT

This SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of September 19, 2016 (this “Amendment”), is entered into among CROWN AMERICAS LLC, a Pennsylvania limited liability company, (“U.S. Borrower”), CROWN EUROPEAN HOLDINGS S.A., a corporation organized under the laws of France (“European Borrower”), each of the Subsidiary Borrowers party hereto, CROWN METAL PACKAGING CANADA LP, a limited partnership organized under the laws of the Province of Ontario, Canada (“Canadian Borrower”, and together with U.S. Borrower, European Borrower and the Subsidiary Borrowers, “Borrowers”), CROWN CORK & SEAL COMPANY, INC., a Pennsylvania corporation (“CCSC”), CROWN HOLDINGS, INC. a Pennsylvania corporation (“Crown Holdings”) and CROWN INTERNATIONAL HOLDINGS, INC., a Delaware corporation (“Crown International”, and together with CCSC and Crown Holdings, “Parent Guarantors”), DEUTSCHE BANK AG CANADA BRANCH, as Canadian administrative agent, (“Canadian Administrative Agent”) for the Canadian Revolving Lenders, DEUTSCHE BANK AG LONDON BRANCH, as U.K. Administrative Agent (“U.K. Administrative Agent”) for the Multicurrency Revolving Lenders, DEUTSCHE BANK AG NEW YORK BRANCH, as administrative agent (“Administrative Agent”) for the Dollar Revolving Lenders, the Term A Lenders and the Farm Credit Lenders, the Required Lenders and the other parties hereto. All capitalized terms used and not otherwise defined herein shall have the same meanings as set forth in the Credit Agreement.

RECITALS:
WHEREAS, each of the Borrowers, Parent Guarantors, the Canadian Administrative Agent, the U.K. Administrative Agent, the Administrative Agent and the lenders from time to time party thereto and each of the other parties thereto have entered into that certain Credit Agreement, dated as of December 19, 2013 (as amended by that certain First Amendment to Credit Agreement, dated as of September 17, 2014, as amended by that certain Incremental Amendment No. 1, dated as of October 16, 2014, as amended by that certain Incremental Amendment No. 2, dated as of October 24, 2014, as amended by that certain Incremental Amendment No. 3, dated as of February 22, 2016, as further amended by this Amendment and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders made available term loans and revolving credit facilities to Borrowers in accordance with the terms and conditions thereof; and
WHEREAS, pursuant to Section 12.1 of the Credit Agreement, the Borrowers have requested that the Canadian Administrative Agent, the U.K. Administrative Agent, the Administrative Agent and the Lenders amend certain provisions of the Credit Agreement.
NOW, THEREFORE, in consideration of the foregoing and the agreements, promises and covenants set forth below, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Amendments. Subject to the satisfaction of the terms and conditions set forth in Section 3 of this Amendment, the Credit Agreement is amended as follows:

(a)    Section 1.1 of the Credit Agreement is hereby amended by replacing clause (iv) of the definition of “Permitted Receivables or Factoring Financings” with the following:

(iv)    refinancings of the program under the Receivables Purchase Agreement, the European Receivables Purchase Agreement and/or the Existing Factoring Facilities (including, without limitation, by extending the maturity thereof) or the consummation of one or more other receivables or factoring financings (including any amendment, modification or supplement thereto or refinancing or extension thereof), with the aggregate Receivables Net Investment of all Permitted Receivables or Factoring Financings under clauses (i) through (iv) outstanding at any time not to exceed $1,500,000,000, in each case pursuant to a structured receivables financing consisting of a securitization or factoring of Receivables Assets the material terms of which are substantially similar to the receivables or factoring programs described in clauses (i) and (iii) or otherwise on market terms for companies having a credit profile similar to Crown Holdings and its Subsidiaries at the time of such refinancing or financing.
(b)    Section 1.1 of the Credit Agreement is hereby amended by inserting the following definitions therein in alphabetical order:
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

(c)    Section 1.1 of the Credit Agreement is hereby amended by replacing clause (d) of the definition of “Defaulting Lender” with the following:

(d) (i) has become the subject of a bankruptcy or insolvency proceeding or (ii) has become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.
(d)    Section 2.12(a)(i) of the Credit Agreement is hereby amended by adding the words “subject to Section 12.20,” to the beginning of subclause (b) in the proviso thereof.

(e)    Article XII of the Credit Agreement is hereby amended by adding the following as a new Section 12.20:

12.20    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)    the effects of any Bail-in Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.
2.Representations and Warranties. To induce the Canadian Administrative Agent, the U.K. Administrative Agent, the Administrative Agent and the Lenders to enter into this Amendment, the Borrowers and Parent Guarantors represent and warrant that as of the Second Amendment Effective Date (both before and after giving effect to this Amendment):

(a)Representations and Warranties. The representations and warranties of the Borrowers and Parent Guarantors set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” is true and correct in all respects) as of the date hereof, except to the extent such representations and warranties refer to an earlier date, in which case such representations and warranties are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” is true and correct in all respects) as of such earlier date.

(b)No Unmatured Event of Default or Event of Default. The Borrowers and Parent Guarantors hereby represent and warrant that after giving effect to this Amendment, no Unmatured Event of Default or Event of Default has occurred and is continuing.

(c)Corporate Authority. (i) Each Borrower and Parent Guarantor has the right and power and is duly authorized to execute this Amendment and to perform and observe the provisions of this Amendment, (ii) this Amendment has been duly executed and delivered by each Borrower and Parent Guarantor and is the legal, valid and binding obligation of each Borrower and Parent Guarantor, enforceable against each Borrower and Parent Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity, and (iii) the execution, delivery and performance by each Borrower and Parent Guarantor of this Amendment, does not and will not (A) contravene the terms of any of such Person’s Organic Documents; (B) conflict with or result in any breach or contravention of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (other than Liens permitted under Section 8.2 of the Credit Agreement) pursuant to, (1) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (2) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (C) violate any law, except in each case referred to in clause (B)(1), (B)(2) or (C), to the extent that such contravention or violation could not reasonably be expected to have a Material Adverse Effect.

(d)No Approvals, etc. Except to the extent the failure to obtain or make the same would not reasonably be expected to have a Material Adverse Effect, no order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except for (x) those that have otherwise been obtained or made on or prior to the Second Amendment Effective Date and which remain in full force and effect on the Second Amendment Effective Date and (y) filings which are necessary to perfect the security interests created under the Security Documents), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to be obtained or made by, or on behalf of, any Credit Party to authorize, or is required to be obtained or made by, or on behalf of, any Credit Party in connection with, the execution, delivery and performance of this Amendment.

3.    Effectiveness of Section 1 Amendments. The effectiveness of the amendments described in Section 1 above are subject to the satisfaction of the following conditions precedent (the date upon which this Amendment becomes effective, the “Second Amendment Effective Date”):

(a)the execution and delivery of this Amendment by the Borrowers, the Parent Guarantors, the Canadian Administrative Agent, the U.K. Administrative Agent, the Administrative Agent and the Required Lenders;

(b)the Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Second Amendment Effective Date, including, all out-of-pocket expenses (including the legal fees and expenses of Cahill Gordon & Reindel llp, counsel to the Administrative Agent) required to be reimbursed or paid by the Borrower on or prior to the Second Amendment Effective Date hereunder or under any other Loan Document;

(c)No Unmatured Event of Default or Event of Default has occurred and is continuing; and

(d)The representations and warranties of the Borrowers and Parent Guarantors set forth in Section 2 hereof shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” is true and correct in all respects) on and as of the Second Amendment Effective Date, except to the extent such representations and warranties refer to an earlier date, in which case such representations and warranties are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” is true and correct in all respects) as of such earlier date.

4.    Reference to and Effect on Loan Documents.

(a)    Ratification. The Borrowers and Parent Guarantors acknowledge and agree that, except as expressly set forth herein, (i) all of the terms and conditions of and their obligations under the Credit Agreement and the other Loan Documents and (ii) all guarantees, collateral, security interests, liens heretofore or hereafter granted to the Canadian Administrative Agent, the U.K. Administrative Agent or the Administrative Agent, for the benefit of the Lenders, under the Credit Agreement and all other Loan Documents are hereby ratified and confirmed and continue unchanged and in full force and effect.

(b)    No Waiver. Neither the execution, delivery and effectiveness of this Amendment, nor the making of future Loans under the Credit Agreement shall, directly or indirectly, operate as a waiver of any right, power or remedy of the Canadian Administrative Agent, the U.K. Administrative Agent, the Administrative Agent or the Lenders under the Credit Agreement or any of the other Loan Documents or a waiver of any Unmatured Event of Default or Event of Default, or constitute a course of dealing or other basis for altering any Obligation of any Borrower, Parent Guarantor or any other Person or any right, privilege or remedy of the Canadian Administrative Agent, the U.K. Administrative Agent, the Administrative Agent or the Lenders under the Credit Agreement or any other Loan Document.

(c)    References. Upon the effectiveness of this Amendment each reference to the Credit Agreement in any Loan Document shall mean and be a reference to the Credit Agreement as amended hereby.

(d)    Loan Document. On and after the Second Amendment Effective Date, this Amendment shall constitute a “Loan Document” as defined under the Credit Agreement.

5.    Miscellaneous.

(a)    Successors and Assigns. This Amendment shall be binding on and shall inure to the benefit of each Borrower, Parent Guarantor, the Canadian Administrative Agent, the U.K. Administrative Agent, the Administrative Agent and the Lenders and their respective successors and assigns as set forth in the Loan Documents.

(b)    Entire Agreement. This Amendment and the Loan Documents, as amended hereby, constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all other understandings, oral or written, with respect to the subject matter hereof.

(c)    Fees and Expenses. Borrowers agree to pay all reasonable out-of-pocket costs and expenses of the Administrative Agent (including the reasonable fees, charges and disbursements of outside counsel to the Administrative Agent) in connection with the preparation, execution and delivery of this Amendment.

(d)    Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(e)    Severability. Wherever possible, each provision of this Amendment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

(f)    Counterparts. This Amendment may be executed in any number of separate original counterparts (or telecopied counterparts with original execution copy to follow) and by the different parties on separate counterparts, each of which shall be deemed to be an original, but all of such counterparts shall together constitute one agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopy or PDF shall be effective as delivery of a manually executed counterpart of this Amendment.

(g)    Incorporation of Credit Agreement Provisions. The provisions contained in Section 12.9 (CONSENT TO JURISDICTION; MUTUAL WAIVER OF JURY TRIAL;

SERVICE OF PROCESS) of the Credit Agreement are incorporated herein by reference, mutatis mutandis, to the same extent as if reproduced herein in their entirety.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Second Amendment to Credit Agreement as of the date first above written.

CROWN AMERICAS LLC

By:	/s/ Kevin Clothier
Name: Kevin Clothier
Title: Vice President and Treasurer

CROWN EUROPEAN HOLDINGS S.A.

By:	/s/ Paul Browett
Name: Paul Browett
Title: Administrateur/DG Délégué

CROWN HOLDINGS, INC.

By:	/s/ Thomas A. Kelly
Name: Thomas A. Kelly
Title: Senior Vice President and
Chief Financial Officer

CROWN INTERNATIONAL HOLDINGS, INC.

By:	/s/ Kevin Clothier
Name: Kevin Clothier
Title: Vice President and Treasurer

CROWN CORK & SEAL COMPANY, INC.

By:	/s/ Kevin Clothier
Name: Kevin Clothier
Title: Vice President and Treasurer

Signature Page to Second Amendment to Credit Agreement

CROWN METAL PACKAGING CANADA LP
by its general partner,
CROWN METAL PACKAGING CANADA INC.

By:	/s/ Kevin Clothier
Name: Kevin Clothier
Title: Vice President and Treasurer

Signature Page to Second Amendment to Credit Agreement

CROWN UK HOLDINGS LIMITED

By:	/s/ John Beardsley
Name: John Beardsley
Title: President

CROWN CORK & SEAL DEUTSCHLAND
HOLDINGS GMBH

By:	/s/ John Beardsley
Name: John Beardsley
Title: President

CROWN VERPAKKING NEDERLAND BV

By:	/s/ John Beardsley
Name: John Beardsley
Title: President

Signature Page to Second Amendment to Credit Agreement

DEUTSCHE BANK AG NEW YORK BRANCH,
in its individual capacity and as Administrative Agent,
U.S. Collateral Agent and Euro Collateral Agent

By:	/s/ Peter Cucchiara
Name: Peter Cucchiara
Title: Vice President

By:	/s/ Benjamin Souh
Name: Benjamin Souh
Title: Vice President

DEUTSCHE BANK AG LONDON BRANCH,
as U.K. Administrative Agent

By:	/s/ Marcus M. Tarkington
Name: Marcus M. Tarkington
Title: Director

By:	/s/ Dusan Lazarov
Name: Dusan Lazarov
Title: Director

Signature Page to Second Amendment to Credit Agreement

DEUTSCHE BANK AG CANADA BRANCH,
as Canadian Administrative Agent

By:	/s/ Daniel Sodey
Name: Daniel Sodey
Title: Chief Country Officer

By:	/s/ David Gynn
Name: David Gynn
Title: Chief Financial Officer

Signature Page to Second Amendment to Credit Agreement

DEUTSCHE BANK AG NEW YORK BRANCH,
as Lender

By:	/s/ Peter Cucchiara
Name: Peter Cucchiara
Title: Vice President

By:	/s/ Benjamin Souh
Name: Benjamin Souh
Title: Vice President

Signature Page to Second Amendment to Credit Agreement

DEUTSCHE BANK AG LONDON BRANCH,
as Lender

By:	/s/ Marcus M. Tarkington
Name: Marcus M. Tarkington
Title: Director

By:	/s/ Dusan Lazarov
Name: Dusan Lazarov
Title: Director

Signature Page to Second Amendment to Credit Agreement